As filed with the Securities and Exchange Commission on April 18, 2016

Registration No. 333-190687

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JARDEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-1828377 (I.R.S. Employer Identification No.)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

Bradford R. Turner, Esq.

Chief Legal Officer and Corporate Secretary

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Name and address of agent for service)

(770) 418-7000

(Telephone number, including area code, of agent for service)

Copies to:

Joel T. May, Esq.

Jones Day

1420 Peachtree Street

Atlanta, GA 30309

(404) 521-3939

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	Jurisdiction of Incorporation or Organization	IRS Employer ID Number
Alltrista Plastics LLC	Indiana	35-2000584
American Household, Inc.	Delaware	25-1638266
Australian Coleman, Inc.	Kansas	48-0898070
Bicycle Holding, Inc.	Delaware	31-1421129
BRK Brands, Inc.	Delaware	04-3157073
CC Outlet, Inc.	Delaware	13-3966497
Coleman International Holdings, LLC	Delaware	13-3639257
Coleman Worldwide Corporation	Delaware	13-3704484
Envirocooler, LLC	Delaware	26-4001721
First Alert, Inc.	Delaware	04-3157075
Hearthmark, LLC	Delaware	35-2000585
Holmes Motor Corporation	Delaware	04-3438010
Jarden Acquisition I, LLC	Delaware	20-0893342
Jarden Zinc Products, LLC	Indiana	35-2000583
JT Sports LLC	Delaware	20-0595206
K-2 Corporation	Indiana	35-1175329
Kansas Acquisition Corp.	Delaware	13-3738068
L.A. Services, Inc.	Delaware	65-0973486
Laser Acquisition Corp.	Delaware	65-0826385
Lehigh Consumer Products LLC	Delaware	23-2936885
Lifoam Holdings, LLC	Delaware	20-1783241
Lifoam Industries, LLC	Delaware	13-4103395
Lifoam Packaging Solutions, LLC	Delaware	20-1984850
Loew-Cornell, LLC	Delaware	22-2013755
Marker Volkl USA, Inc.	New Hampshire	02-0465241
Marmot Mountain, LLC	Delaware	73-1706851
Miken Sports, LLC	Delaware	04-3798778
Nippon Coleman, Inc.	Kansas	48-0898069
Outdoor Sports Gear, Inc.	Delaware	95-2077125
Outdoor Technologies Corporation	Iowa	42-1204277
Penn Fishing Tackle Mfg. Co.	Pennsylvania	23-1333002
Pure Fishing, Inc.	Iowa	42-0784220
QMC Buyer Corp.	Delaware	87-0736137
Quickie Holdings, Inc.	Delaware	87-0736138
Quickie Manufacturing Corporation	New Jersey	22-2189158
Quoin, LLC	Delaware	88-0374612
Rawlings Sporting Goods Company, Inc.	Delaware	43-1674348
Sea Striker, LLC	Delaware	26-4463603
Shakespeare Company, LLC	Delaware	38-1022940
Shakespeare Conductive Fibers, LLC	Delaware	38-1022940
SI II, Inc.	Florida	65-0717251
Sitca Corporation	Washington	91-0978656
Sunbeam Americas Holdings, LLC	Delaware	25-1638268
Sunbeam Products, Inc.	Delaware	25-1406546
The Coleman Company, Inc.	Delaware	13-3639257
The United States Playing Card Company	Delaware	31-1421130
USPC Holding, Inc.	Delaware	31-1421131

*	Addresses and telephone numbers of principal executive offices are the same as those of Jarden Corporation.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-190687) (the “Registration Statement”) of Jarden Corporation (“Jarden”) and the other registrants listed in the table above, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2013, which registered an indeterminate number of series of common stock, preferred stock, debt securities and guarantees of debt securities.

On April 15, 2016, pursuant to an Agreement and Plan of Merger, dated as of December 13, 2015, by and among Newell Rubbermaid Inc. (“Newell”), Jarden, NCPF Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Newell, and NCPF Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Newell, Jarden became a direct wholly-owned subsidiary of Newell as a result of a series of merger transactions (the “Acquisition”).

As a result of the Acquisition, Jarden has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by Jarden in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Jarden hereby removes from registration all of such securities registered but unsold under the Registration Statement as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 18, 2016.

JARDEN CORPORATION

By:	/s/ Bradford R. Turner
Name: Bradford R. Turner Title: Chief Legal Officer and Corporate Secretary

BICYCLE HOLDING, INC. THE UNITED STATES PLAYING CARD COMPANY USPC HOLDING, INC.

By:	/s/ Ian G.H. Ashken
Name: Ian G.H. Ashken Title: Authorized Signatory

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

ENVIROCOOLER, LLC

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JT SPORTS LLC

K-2 CORPORATION

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM HOLDINGS, LLC

LIFOAM INDUSTRIES, LLC

LIFOAM PACKAGING SOLUTIONS, LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR SPORTS GEAR, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QMC BUYER CORP.

QUICKIE HOLDINGS, INC.

QUICKIE MANUFACTURING CORPORATION

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.

By:	/s/ Richard Sansone
Name: Richard Sansone Title: Authorized Signatory

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.